Exhibit 99.1

NEWS RELEASE

MEXICO REGIONAL EXPLORATION UPDATE

EARLY RESULTS — 0.033 OPT GOLD, 1.787 OPT SILVER OVER 118.1 FT.

INCLUDING 0.224 OPT GOLD, 14.69 OPT SILVER OVER 9.8 FT.

Denver, Colorado (January 22, 2008) - US GOLD CORPORATION (AMEX:UXG - TSX: UXG - Frankfurt: US8) is pleased to announce exploration results that mark a positive start to our regional program in Sinaloa State, Mexico. Multiple projects outside of the Magistral Mine area have encountered higher grade sections within larger zones of mineralization. Highlights from the Shakira Project include 0.033 ounces per ton (opt) gold, 1.787 opt silver over 118.1 feet (ft.) (1.14 gpt (grams per tonne) gold, 61.2 gpt silver over 36 meters) including 0.224 opt gold, 14.69 opt silver over 9.8 ft. (7.66 gpt gold, 503 gpt silver over 3 meters). Gold and silver mineralization was encountered throughout the entire hole and stopped while still in mineralization.

“While Nevada is buried in snow and preventing us from drilling, it is sunny in Mexico and we are finding gold. Our exploration outside of the Magistral Mine area is off to a good start! We are moving quickly to determine the potential growth prospects for each of these areas. With a large land position, higher grades and limited exploration, I think these properties represent an attractive opportunity for the company,” stated Rob McEwen, Chairman and CEO of US Gold.

MEXICO EXPLORATION OVERVIEW

In December 2007 US Gold announced it would begin exploration in Mexico. The initial program has started and will consist of approximately 32,500 ft. (9,900 meters) of drilling, surface trenching and sampling.  Geological tools such as artificial intelligence and remote sensing will be used to identify additional high-grade gold and silver veins and other minerals along US Gold’s properties.

The Magistral Mine produced 70,000 ounces of gold from 2002-2005 when it stopped due to a lack of working capital and a gold price of US$425 per ounce. Current drilling is designed to extend the high-grade gold mineralization at the La Prieta vein where the previously reported results returned exciting intersections:

Drill Hole	Gold		Intercept Length
	(opt)	(gpt)	(ft.)	(m)
M-773	0.274	9.40	113.0	34.4
Including	0.460	15.76	62.2	19.0

M-774	0.163	5.61	74.3	22.7
Including	0.409	14.02	26.4	8.1

M-728	0.166	5.68	93.5	28.5
Including	0.487	16.66	24.6	7.5

(opt = ounces per ton, gpt = grams per tonne)

MEXICO REGIONAL EXPLORATION

US Gold is conducting an aggressive exploration program at a number of promising projects outside of the mine area. US Gold controls 622 sq. miles (1,612 sq. km) of mineral concessions around the mine providing the Company with an excellent opportunity to make additional mineral discoveries.  Regional exploration will initially focus on four key projects outlined below.

1. SHAKIRA (Gold, Silver)

Shakira is located approximately 12 miles (20 km) northwest of the Magistral Mine and is situated in the north of an area known as the Rocio Trend (Please see figure 1). Percussion drilling at Shakira has discovered a new higher grade gold and silver occurrence within a larger zone of mineralization. The best intercept is highlighted below.

Drill Hole	Gold		Silver		Intercept Length
	(opt)	(gpt)	(opt)	(gpt)	(ft.)	(m)
SBH-07-37-02	0.033	1.14	1.787	61.2	118.1	36
Including	0.224	7.66	14.69	503	9.8	3

The newly discovered gold and silver mineralization was intercepted at surface and ended in mineralization. The hole was situated between two historical areas where small scale mining appears to have taken place. This result is important because it represents a new near surface discovery of higher grade mineralization in an area that has received limited exploration.

Additional drilling at Shakira is ongoing and is designed to extend the gold and silver mineralization further to the north and south of the initial discovery and to test the potential at depth. In addition, five of seven planned trenches have now been completed that are designed to intercept additional vein structures across the project area. Assays are currently pending from the drilling and trenching programs.

2. COBRE LOMAS (Gold)

Cobre Lomas is located approximately 10 miles (16 km) west of the Magistral Mine and is situated in the center of the Rocio Trend (Please see figure 1). Results released by Nevada Pacific Gold immediately before it was purchased by US Gold outlined a prospective area referred as Cobre Lomas East.

Percussion drilling at Cobre Lomas East returned good gold values starting at surface:

Drill Hole	Gold		Intercept Length
	(opt)	(gpt)	(ft.)	(m)
CBH06-55	0.056	1.93	88.6	27
Including	0.119	4.09	39.4	12
Including	0.320	10.95	9.8	3

US Gold is undertaking an exploration program that is designed to extend the mineralization at this location and to better understand the geologic features and controls of this mineralized system.

3. TWIN DOMES (Gold)

Twin Domes is located approximately 2.5 miles (4 km) northwest of Cobre Lomas and 3 miles (5 km) to the southeast of Shakira (Please see figure 1). Several percussion holes have intercepted gold mineralization in a new area. The more significant results are stated below, with both holes encountering gold mineralization at surface:

Drill Hole	Gold		Intercept Length
	(opt)	(gpt)	(ft.)	(m)
TBH06-12	0.047	1.60	68.9	21
Including	0.103	3.51	29.5	9
Including	0.065	2.24	9.8	3

TBH06-11	0.053	1.82	49.2	15
Including	0.070	2.41	29.5	9
Including	0.112	3.84	9.8	3

4. REVANCHA (Gold)

Revancha is located approximately 9 miles (14 km) southwest of the Magistral Mine and is located in the southern portion of the Rocio Trend (Please see figure 1). RC drilling returned a higher grade section within a longer intercept of lower grade gold mineralization. The most interesting result from this area includes:

Drill Hole	Gold		Intercept Length
	(opt)	(gpt)	(ft.)	(m)
RVR06-01	0.050	1.73	52.5	16
Including	0.362	12.35	6.7	2

This zone of gold mineralization was encountered at an approximate depth of 100 m (328 ft.) below surface and represents some of the deepest mineralization encountered to date in the region. US Gold geologists are now conducting follow-up exploration work in this area and other target areas at Revancha that the Company believes are prospective.

ABOUT US GOLD

US Gold Corporation is a United States based gold exploration company aggressively exploring throughout northeastern Nevada and has recently began exploration in Mexico. The Company has a large land position and a strong treasury. US Gold’s shares trade on the American and Toronto Stock Exchanges under the symbol UXG.

QUALIFIED PERSON

This news release has been prepared under the guidance of Steve Brown, Senior Geologist and Project Manager, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Magistral Mine and Mexican exploration properties. All samples were analyzed by ALS Chemex.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

William F. Pass Vice President and Chief Financial Officer Tel: (303) 238-1438 Fax: (303 238-1724 bill@usgold.com 165 South Union Blvd., Suite 565 Lakewood, CO 80228	Ana Aguirre Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408 info@usgold.com 99 George Street, 3rd Floor Toronto, ON M5A 2N4

Magistral Mine & Regional Exploration Projects

Figure 1

Shakira
Twin Domes
Cobre Lomas
Revancha
ROCIO TREND
Magistral
Mine
Legend
Mineral Trend
Exploration Project
US Gold Property
Gold Mineralization
N
0 3 6
KM
0 2 4
Miles
Area Shown
Sinaloa State
Mexico
Culiacan
Pacific Ocean
0 35 70
KM
0 20 40
Miles
N